Exhibit 4.8

Execution Version

MANCHESTER UNITED FOOTBALL CLUB LIMITED

Old Trafford

Sir Matt Busby Way

Manchester M16 0RA

United Kingdom

CONSENT NO. 2

Under the Within-

Mentioned Note Purchase Agreement

As of April 26, 2022

Each Noteholder Named

on the Signature Pages Hereof

Ladies and Gentlemen:

Reference is hereby made to the Note Purchase Agreement, dated May 27, 2015, as amended by Amendment No. 1 to the Note Purchase Agreement, dated June 14, 2018, and Amendment No. 2 to the Note Purchase Agreement dated March 4, 2021 (the “Note Purchase Agreement”), by and between Manchester United Football Club Limited, a company incorporated in England and Wales with limited liability (the “Company”) and each of (i) Red Football Limited, a company incorporated in England and Wales with limited liability (the “Parent”), (ii) Manchester United Limited, a company incorporated in England and Wales with limited liability (“MUL”), and (iii) Red Football Junior Limited, a company incorporated in England and Wales with limited liability (“RFJ”), and (iv) MU Finance Limited (formerly MU Finance plc), a company incorporated in England and Wales with limited liability (“MUF”, and together with Parent and MUL and RFJ being sometimes referred to herein, each individually, as a “Guarantor” and, collectively, as the “Guarantors” and the Guarantors and the Company together, the “Note Parties”), The Bank of New York Mellon, as Paying Agent and the several institutional investors named therein from time to time, providing for the issuance and sale by the Company of its 3.79% Guaranteed Senior Secured Notes due June 26, 2027, in the aggregate principal amount of $425,000,000 (the “Notes”).

On the date hereof, the Notes are held by the respective Holders named on the signature pages hereof. Capitalized terms used and not otherwise defined in this consent (this “Consent”) shall have the respective meanings assigned thereto in the Note Purchase Agreement.

RECITALS

A.Section 18.1 of the Note Purchase Agreement provides that the Note Purchase Agreement may be amended and the observance of any term thereof may be waived only with the written consent of the Required Holders.

B.Section 10.4(a)(ii) of the Note Purchase Agreement provides, in relevant part, that the Parent and its Restricted Subsidiaries will not incur Senior Secured Indebtedness unless the Consolidated

Senior Secured Leverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 4.0 to 1.0, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period (the “Debt Incurrence Requirement”).

C.The Parent is seeking to enter into a new £75,000,000 bilateral revolving facility agreement with Bank of America, N.A., London Branch (or an affiliate thereof) (the “New BoA Facility”) and increase its bilateral revolving facility agreement originally dated 14 October 2020 with Santander UK plc from £25,000,000 to £50,000,000 (the “Santander Amended Facility” and together with the New BoA Facility, including in each case the incurrence of Indebtedness thereunder, the “Transaction”). The New BoA Facility will rank, and the Santander Amended Facility shall continue to rank, pari passu with the Credit Facility Liabilities, the Senior Notes Liabilities, the Pari Passu Debt and the Hedging Liabilities (in each case as defined in the Intercreditor Agreement).

D.The Parent is requesting that the Required Holders consent to the waiver of the Debt Incurrence Requirement with respect to the Transaction and confirm that the Liens on the Collateral granted in connection with the Transaction shall be Permitted Collateral Liens under paragraph (b) of the definition of “Permitted Collateral Liens,” provided that the requirements contained in such paragraph (b) of such definition are complied with. The Required Holders have agreed to so consent, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

I.	Consent of the Required Holders.

(a)The undersigned hereby consent to the waiver of the Debt Incurrence Requirement with respect to the Transaction and hereby confirm that the Liens on the Collateral granted in connection with the Transaction shall be Permitted Collateral Liens under paragraph (b) of the definition of “Permitted Collateral Liens”, provided that the requirements contained in such paragraph (b) of such definition are complied with.

(b)For the avoidance of doubt, the £75,000,000 of Indebtedness incurred under the New BoA Facility and the £25,000,000 of additional Indebtedness incurred under the Santander Amended Facility, as permitted by this Consent shall, so long as the New BoA Facility and Santander Amended Facility remain in effect and the Indebtedness remains outstanding, continue to constitute Indebtedness under the Note Purchase Agreement for all purposes, including without limitation in connection with the calculation of the Senior Secured Leverage Ratio and Fixed Charge Coverage Ratio with respect to any future incurrence of Indebtedness.

II.	Representations and Warranties of the Note Parties.

In connection with the consent provided for herein, the Note Parties hereby represent and warrant to each Holder that:

(1)as of the date hereof no Default or Event of Default has occurred, exists and is continuing under the Note Documents, and, after giving effect to this Consent, no Default or Event of Default shall have occurred and be continuing;

(2)the execution and delivery by the Note Parties of the Consent and the performance and observance by the Note Parties of the provisions of the Consent do not and will not (i) violate (A) any provision of any law or any governmental rule or regulation applicable to any Note Party, (B) any of the organizational documents of any Note Party, or (C) any order, judgment or decree of any court or other agency of government binding on any Note Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any Note Party, or (iii) require any approval or consent of any Person, except for approvals and consents which have been obtained in writing as of the date hereof; and

(3)this Consent constitutes the legally valid and binding obligation of each Note Party, enforceable against each Note Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

III.	Conditions to Effectiveness.

This Consent shall become effective on the first date (the “Effective Date”) when all of the following conditions precedent shall have been satisfied:

(a)This Consent shall have been duly executed and delivered by the Note Parties and the Required Holders.

(b)The Holders shall have received a copy of each of the New BoA Facility, the Santander Amended Facility and the Joinder to the Intercreditor Agreement executed by each lender thereunder, pursuant to which the Transaction is proposed to be consummated.

(c)The Holders shall have received an executed copy of a consent of the lenders under that certain Revolving Facilities Agreement originally dated May 22, 2015, amended and restated as of April 4, 2019 and most recently amended and restated as of December 10, 2021, by and among the Parent, the lenders party thereto and Bank of America Europe Designated Activity Company (formerly known as Bank of America Merrill Lynch International Designated Activity Company) as Agent and Security Trustee (as defined therein).

(d)The Holders shall have received an executed copy of a consent of the lenders under that certain Term Facility Agreement originally dated May 20, 2013, amended and restated as of August 5, 2019 and most recently amended and restated as of March 4, 2021 and most recently amended as of December 10, 2021, by and among the Company, the Parent and Bank of America Europe Designated Activity Company (formerly known as Bank of America Merrill Lynch International Designated Activity Company) as Agent and Lender (as defined therein).

(e)In accordance with Section 16.1 of the Note Purchase Agreement, the Company shall have paid all costs and expenses of the Holders in connection with this Consent, including fees and expenses of Greenberg Traurig, LLP, special counsel to the Holders.

IV.Miscellaneous.

(a)The parties hereto hereby acknowledge and agree that this Consent shall constitute a “Note Document” for all purposes of the Note Purchase Agreement and the other Note Documents. Except as otherwise expressly provided in this Consent, all provisions of the Note Documents shall remain in full force and effect and be unaffected hereby.

(b)The Note Parties hereby acknowledge and agree, by their execution and delivery of this Consent, that all obligations of each Note Party under the Note Documents to which it is a party are hereby ratified, confirmed and affirmed in all respects, except as expressly modified by this Consent.

(c)This Consent shall be construed and enforced in accordance with and governed by the laws of the State of New York excluding choice of law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

(d)Other than such as is expressly waived hereunder, nothing contained herein shall be deemed to waive, limit, prejudice or otherwise adversely affect any of the rights, powers or privileges of the Holders or the Security Trustee, or any Default or Event of Default or any of the remedies available to the Holders or the Security Trustee under any of the Note Documents by statute, at law or in equity. The Holders and the Security Trustee expressly reserve all their rights to enforce any or all of their rights and remedies under the Note Documents against the Note Parties or any other Person or entity, by statute, at law or in equity. Except in respect of facts and circumstances to which the waiver contained herein apply, the Holders and the Security Trustee expressly reserve the right to exercise remedies in the future based on facts and circumstances that presently exist or that may exist in the future.

(e)The Note Parties hereby waive and release the Security Trustee and each Holder from any and all claims, offsets, defenses and counterclaims that the Note Parties may have, whether or not any Note Party is aware of such claims, offsets, defenses or counterclaims, that currently exist or that can now or may hereafter be asserted to reduce or eliminate all or any part of any Note Party’s obligations under the Note Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

(f)Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(g)This Consent may be executed and accepted in any number of separate counterparts, and by each party hereto on a separate counterpart, each of which counterparts shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Consent by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof. Any party delivering an executed counterpart of this Consent by facsimile, TIFF or PDF shall also deliver a manually executed counterpart hereof, but failure to do so shall not affect the validity, enforceability, or binding effect of this Consent.

CONSENT UNDER NOTE PURCHASE AGREEMENT

DATED AS OF APRIL 26, 2022:

SIGNATURE PAGE FOR THE NOTE PARTIES

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Consent and return one of the same to the Company.

Very truly yours,

MANCHESTER UNITED FOOTBALL CLUB LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Co Chairman

RED FOOTBALL LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Co Chairman

RED FOOTBALL JUNIOR LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Co Chairman

MANCHESTER UNITED LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Co Chairman

MU FINANCE LIMITED

By	/s/ Joel Glazer
	Name:	Joel Glazer
	Title:	Co Chairman

CONSENT UNDER NOTE PURCHASE AGREEMENT

DATED AS OF APRIL 26, 2022

SIGNATURE PAGE FOR HOLDERS (1 of 1)

This Consent is accepted and agreed to as of the date first written above:

AMERICAN GENERAL LIFE INSURANCE COMPANY, in

regard to Notes aggregating $9,000,000.00

NATIONAL UNION FIRE INSURANCE COMPANY OF

PITTSBURGH, PA, in regard to Notes aggregating $9,197,500.00

By:	AIG Asset Management (U.S.) LLC, Investment Adviser

	By	/s/ Craig Moody
		Name:	Craig Moody
		Title:	Senior Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC as Investment Adviser

	By	/s/ James Moore
		Name:	James Moore
		Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Barings LLC as Investment Adviser

	By	/s/ James Moore
		Name:	James Moore
		Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC, its Investment Adviser

	By	/s/ Bradley T. Kunath
		Name:	Bradley T. Kunath
		Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE

INSURANCE COMPANY, for its Group Annuity Separate Account

By:	Northwestern Mutual Investment Management Company, LLC, its Investment Adviser

By	/s/ Bradley T. Kunath
	Name:	Bradley T. Kunath
	Title:	Managing Director

USAA LIFE INSURANCE COMPANY

By:	BlackRock Financial Management, Inc., as investment manager

By	/s/ Marshall Merriman
	Name:	Marshall Merriman
	Title:	Managing Director

USAA LIFE INSURANCE COMPANY OF NEW YORK

By:	BlackRock Financial Management, Inc., as investment manager

By	/s/ Marshall Merriman
	Name:	Marshall Merriman
	Title:	Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By	/s/ Alexander Alston
		Name:	Alexander Alston
		Title:	Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

	By	/s/ Alexander Alston
		Name:	Alexander Alston
		Title:	Senior Vice President

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

	By	/s/ Paul Aronson
		Name:	Paul Aronson
		Title:	Senior Vice President

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

SECURITY LIFE OF DENVER INSURANCE COMPANY

AMERICAN FIDELITY ASSURANCE COMPANY

By:	Voya Investment Management Co. LLC, as Agent

	By	/s/ Paul Aronson
		Name:	Paul Aronson
		Title:	Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By	/s/ Cathy L. Schwartz
	Name:	Cathy L. Schwartz
	Title:	Assistant Vice President

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:	Provident Investment Management, LLC, its Agent

	By	/s/ Ben Vance
		Name:	Ben Vance
		Title:	Vice President, Senior Managing Director

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

By:	Provident Investment Management, LLC, its Agent

	By	/s/ Ben Vance
		Name:	Ben Vance
		Title:	Vice President, Senior Managing Director

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By	/s/ Kumrija Ganic
	Name:	Kumrija Ganic
	Title:	Investment Officer

CONFIDENTIAL - GENWORTH ONLY

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Adam Gossett
	Name:	Adam Gossett
	Title:	Senior Director

HARTFORD ACCIDENT AND INDEMNITY COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

THE HARTFORD RETIREMENT PLAN TRUST FOR U.S. EMPLOYEES

TALCOTT RESOLUTION LIFE INSURANCE

COMPANY (f/k/a Hartfort Life Insurance Company)

By	Hartford Investment Management Company Their investment manager

By	/s/ Kenneth W.Day
	Name:	Kenneth W.Day
	Title:	Vice President